Exhibit 23(A)

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the STI 2000 Stock Plan for the registration of 265,000 shares of LTX Corporation common stock, of our report dated August 26, 2002, with respect to the consolidated financial statements and schedule of LTX Corporation included in its Form 10-K for the year ended July 31, 2002, filed with the Securities and Exchange Commission.

/s/    Ernst & Young LLP

Boston, Massachusetts

June 16, 2003